ARTICLES OF AMENDMENT
                                TO THE
                       ARTICLES OF INCORPORATION
                                  OF
                       ENTRADA INDUSTRIES, INC.

     Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to it Articles of Incorporation.

     FIRST:    The name of the Corporation is Entrada Industries, Inc.

     SECOND:   The following amendment to the Articles of
Incorporation was adopted by the shareholder of the Corporation on August 11, 1998, in the manner prescribed by the Utah Business
Corporation Act.

     Article I was amended to read as follows:

                             ARTICLE I

     The name of the Corporation is Questar Market Resources, Inc.

     THIRD:    The number of shares of the Corporation outstanding at
the time of such adoption was 4,309,427 and the number of shares entitled to vote was 4,309,427.

     FOURTH:   The designated number of outstanding shares of each
class of stock entitled to vote on the amendments as a class was 4,309,427 shares of common stock of the Corporation.

     FIFTH:    The number of shares consenting to the amendment to
Article I was 4,309,427, being 100 percent of the outstanding shares of the Corporation. No shares were voted against the proposed amendment.

     IN WITNESS WHEREOF, the undersigned Chairman of the Board and Secretary of the Corporation have set their hands this 12th day of August, 1998.

                                   ENTRADA INDUSTRIES, INC.
Attest:



/s/ Connie C. Holbrook             /s/ R. D. Cash
Connie C. Holbrook                 R. D. Cash
Secretary                          Chairman of the Board

ACKNOWLEDGMENT

State of Utah       )
                    : ss.
County of Salt Lake )

     I, Lucille L. Curtis, a notary public, do hereby certify that on August 12, 1998, personally appeared before me R. D. Cash, who being by me first duly sworn, declared that he is Chairman of the Board of Entrada Industries, Inc., that he signed the foregoing document as Chairman of the Board of Entrada Industries, Inc., and that the statements contained therein are true.

                                   /s/ Lucille L. Curtis
                                   Notary Public
                                   Residing at Salt Lake City, Utah

My Commission Expires:
   August 27, 1999